Exhibit T3A.32

CORPORATE ACCESS NUMBER: 206725400

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

672540 ALBERTA LTD.

CHANGED ITS NAME TO SI SUPPLY & SERVICES LIMITED ON 2020/06/12.